SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Knology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2424258
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1241 O.G. Skinner Drive

West Point, Georgia 31833

(706) 645-8553

(Address and Zip Code of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-109366

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share (the “Common Stock”)

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the Common Stock to be registered hereunder is set forth under the caption “Description of capital stock” in the registrant’s registration statement on Form S-2, Registration No. 333-109366, filed with the Securities and Exchange Commission on October 1, 2003, and thereafter amended and supplemented (the “Registration Statement”), which description is incorporated herein by reference. Any form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

ITEM 2. EXHIBITS.

Exhibit Number	Document Description

1.	Amended and Restated Certificate of Incorporation of Knology, Inc. (Incorporated herein by reference to Exhibit 4.1 to Knology, Inc.’s Registration Statement on Form S-8 (File No. 333-103428)).

2.

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Knology, Inc. (Incorporated herein by reference to Exhibit 4.2 to Knology, Inc.’s Registration Statement on Form S-2 (File No. 333-109366)).

3.	Bylaws of Knology, Inc. (Incorporated herein by reference to Exhibit 3.2 to Knology, Inc.’s Registration Statement on Form S-1 (File No. 333-89179)).

4.

Specimen of Stock Certificate for Shares of Common Stock, par value $0.01 per share (Incorporated herein by reference to Exhibit 4.4 to Knology, Inc.’s Registration Statement on Form S-2 (File No. 333-109366)).

All exhibits required by the instructions to Item 2 will be supplied to the Nasdaq National Market.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 12, 2003	KNOLOGY, INC. By: /s/ Chad S. Wachter Name: Chad S. Wachter Title: General Counsel, Vice President and Secretary

KNOLOGY, INC.

FORM 8-A

Exhibit Index

Exhibit Number	Document Description
1.	Amended and Restated Certificate of Incorporation of Knology, Inc. (Incorporated herein by reference to Exhibit 4.1 to Knology, Inc.’s Registration Statement on Form S-8 (File No. 333-103428)).

2.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Knology, Inc. (Incorporated herein by reference to Exhibit 4.2 to Knology, Inc.’s Registration Statement on Form S-2 (File No. 333-109366)).

3.	Bylaws of Knology, Inc. (Incorporated herein by reference to Exhibit 3.2 to Knology, Inc.’s Registration Statement on Form S-1 (File No. 333-89179)).

4.	Specimen of Stock Certificate for Shares of Common Stock, par value $0.01 per share (Incorporated herein by reference to Exhibit 4.4 to Knology, Inc.’s Registration Statement on Form S-2 (File No. 333-109366)).